Claire Stack May 8, 2026 Dear Claire: I am pleased to be able to present to you this promotion letter. The terms of employment are as follows: Position: EVP – Chief Financial Officer Reporting Structure: This position reports to Jeff Ludwig, CEO – Midland States Bank Location: Effingham Corporate Start Date: May 3, 2026 Classification: Full Time Exempt – 40 hours/week. Rate of Pay: $350,000.00 per annum, pro-rated for the year based upon the number of days employed. Bonus Potential: 40% of base salary based upon the variable pay schedule. Equity: You are eligible for equity compensation equal to 50% of your base salary, granted as restricted stock and/or non-qualified stock options. Annual equity grants follow a four-year vesting schedule and are typically granted in Q4, subject to Board/Compensation Committee approval. You are also eligible for a one-time grant as a result of your promotion that will be taken to the Board/Compensation Committee for approval shortly. Country Club: Membership dues are reimbursed by the Company at 75% up to a maximum of $1,250 monthly. Business development expenses are reimbursed at 100%. Other charges from the Country Club are not reimbursed by the Company. These include initiation fees, late fees, dues surcharge, capital fees, service charges, assessments, golf shop services, tournament funds or fees, lessons, equipment storage, handicap services, equipment cleaning, and other non-client activities. The taxable fringe benefit will be reflected in the employees’ compensation as well as on their W-2. Exhibit 10.1

Non-Solicitation: Midland States Bank requires that upon employment, you agree to a formal non- solicitation agreement for a period of one year from the date you leave employment. Additionally, you will be expected to fully honor and comply with any/all employment agreements between you and your former employer(s), especially those agreements which reference the solicitation, prospecting, and/or servicing of any potential Midland States Bank customer or employee. By accepting this employment offer you are agreeing to the terms and conditions set forth within the attached non-solicitation agreement. 401K Plan: You are eligible to participate in the Midland States Bank 401K plan immediately upon hire through automatic enrollment, in which 6% of each paycheck before taxes will be contributed to your account unless you elect otherwise. In addition, the Bank will match 50% of your contributions up to a 6% limit (example: you contribute 6% the Bank will match 3%). ESPP: The plan allows employees to purchase company stock at a 10% discount to its fair market value. Life Insurance: Group life insurance is provided by the Bank at 1x your salary with a minimum of $50,000 and a maximum of $300,000. Health Benefits: You are eligible to participate in Midland’s group medical, dental, and vision insurance plans. Vacation: Your vacation continues to accrue at 4 weeks per year. Holistic Health Days: Employees earn 7 Holistic Health days per year. Claire, congratulations on this well-earned promotion. I appreciate the leadership and impact you’ve already made, and I’m confident in what we will accomplish with you in this role. Sincerely, Jeff Ludwig CEO – Midland States Bank Exhibit 10.1

Restricted Period and Covenants (a) In consideration of entering this Agreement, Employee agrees to the following restrictive covenants during Employee’s employment and for a period of one year after any Termination of Service: (i) Employee will not, directly or indirectly, either for himself/herself, or any entity which competes with Employer: (1) induce or attempt to induce any employee of Employer with whom Employee had significant contact to leave the employ of the Employer; (2) in any way interfere with the relationship between Employer and any employee of the Employer with whom Employee had significant contact; or (3) induce or attempt to induce any customer, supplier, licensee, or business relation of Employer with whom Employee had significant contact to cease doing business with Employer or in any way interfere with the relationship between the Employer and its respective customers, suppliers, licensees or business relations with whom Employee had significant contact. (ii) Employee will not, directly or indirectly, either for himself/herself, or any entity which competes with Employer, solicit the business of, or provide any products, activities or services which compete in whole or in part with the products, activities or services of the Employer to any person or entity known to Employee to be a customer of the Employer, where Employee, or any person reporting to Employee, had significant contact with such person or entity during his/her employment with Employer. (iii) Employee agrees not to directly or indirectly use, disclose, copy or make lists of any confidential information, including customer names and any personal financial information, for the benefit of anyone other than Employer except to the extent that such information is or thereafter becomes lawfully available from public sources, such disclosure is authorized in writing by the Employer, or required by law or any competent administrative agency or judicial authority. All records, files, documents and other materials or copies thereof relating to the business of the Employer remain the sole property of the Employer and Employee shall return and not otherwise use such materials following termination of Employment. (iv) By accepting this Agreement, Employee acknowledges that the restrictions contained in this Section are reasonable and necessary for the protection of the legitimate business interests of the Employer, that they create no undue hardships, that any violation of these restrictions would cause substantial injury to the Employer and such interests, and that such restrictions were a material inducement to the Employer entering into this Agreement. In the event Employee breaches or threatens to breach any of the foregoing covenants, Employer shall be entitled to seek any appropriate legal or equitable relief, including injunctive relief. (v) If a court of competent jurisdiction determines that any provision of this Section is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement and all other provisions shall remain in full force and effect. The various covenants and provisions of this Agreement are intended to be severable and to constitute independent and distinct binding obligations. Without limiting the generality of the foregoing, if the scope of any covenant contained in this Agreement is too broad to permit enforcement to its full extent, such covenant shall be enforced to the maximum extent permitted by law, and such scope may be judicially modified accordingly. Kindly acknowledge that you have read and accept the terms of your employment offer and the Midland States Bank non-solicitation agreement by accepting the above conditions. Exhibit 10.1

Employee Signature: _______________________________________________ Date: ____________________________________________________________ Exhibit 10.1